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                                                                   EXHIBIT 21.01

                                OGE Energy Corp.
                         Subsidiaries of the Registrant




                                         Jurisdiction of           Percentage of
Name of Subsidiary                        Incorporation              Ownership
------------------                       ---------------           -------------

Oklahoma Gas and Electric Company            Oklahoma                   100.0
Enogex Inc.                                  Oklahoma                   100.0
Origen, Inc.                                 Oklahoma                   100.0


The above listed subsidiaries have been consolidated in the Registrant's financial statements.

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